                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12


                                  Simula, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  SIMULA, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 17, 1999


         The 1999 Annual Meeting of Stockholders of Simula, Inc. (the "Company") will be held at The Arizona Club, Bank One Building, 38th Floor, 201 North Central Avenue, Phoenix, Arizona 85004 on Thursday, June 17, 1999, at 9:00 a.m. for the following purposes:

         1. To ratify the selection of Deloitte & Touche LLP, as the independent public accountants for the Company;

         2.       To vote for the election of four Directors;

         3.       To approve the 1999 Incentive Compensation Option Plan; and

         4. To transact such other business as may properly come before the meeting.

          April 23, 1999 was the record date for the determination of the Stockholders entitled to notice of, and to vote at, this meeting. The list of Stockholders entitled to vote at this meeting is available, upon advance request, at the offices of Simula, Inc., 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004 for examination by any Stockholder.


          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE SIMULA, INC. BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.



                                           By Order of the Board of Directors



                                           Bradley P. Forst
                                           Secretary and General Counsel

Phoenix, Arizona
May 1, 1999

                                  SIMULA, INC.

                            2700 NORTH CENTRAL AVENUE
                                   SUITE 1000
                             PHOENIX, ARIZONA 85004


                                 PROXY STATEMENT

                                     GENERAL

          Proxies in the form enclosed are solicited by the Board of Directors of Simula, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders of the Company to be held on June 17, 1999. Proxy materials were mailed on or about May 1, 1999, to Stockholders of record as of the close of business on April 23, 1999.


PROXIES

          Execution of the enclosed proxy will not in any way affect a Stockholder's right to attend the meeting and vote in person. Stockholders giving proxies may revoke them at any time before they are exercised by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the meeting and voting in person.

          The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of stock. Solicitation by the Company will be by mail.


ANNUAL REPORT

          The Company's Annual Report accompanies this proxy. The Company's Report on Form 10-K for the year ended December 31, 1998, was filed with the United States Securities and Exchange Commission ("SEC") on March 31, 1999. The Form 10-K is not incorporated by reference herein. The Form 10-K is available in the Annual Report, on the SEC's EDGAR web site, and at www.Simula.com. Additionally, the Form 10-K and any exhibit will be furnished to any person who contacts the Company.


                                VOTING SECURITIES

          As of April 23, 1999, the record date for Stockholders entitled to vote at the meeting, there were 9,967,752 outstanding shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. Cumulative voting for the election of Directors is permitted. A majority of the total number of shares of Common Stock outstanding constitutes a quorum. If a quorum is represented in person or by proxy at the Annual Meeting, the affirmative vote of a majority of the shares will constitute the approval of the Stockholders. Votes cast by proxy or in person at the meeting will be tabulated by the Company's stock transfer agent, Corporate Secretary, and staff acting as election inspectors. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will be counted as unvoted for purposes of determining approval of any matter. Under the rules of the New York Stock Exchange, if a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and a "broker non-vote" will have no effect on the voting on the matter. Subject to the foregoing, executed, duly returned proxies will be voted as directed. If no specification is made, shares represented by the proxy will be voted "for" matters presented for consideration.


              SECURITY OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

          The following table sets forth information with respect to the number of shares of Common Stock of the Company beneficially owned, as of April 1, 1999, by (a) each person known to the Company to own more than five percent of the outstanding shares; (b) individual Directors; (c) Named Executive Officers (defined hereafter); and (d) all Directors and Named Executive Officers of the Company as a group. The backgrounds, age, position as an officer, and terms of Directors and Named Executive Officers is set forth in this proxy under "The Board of Directors."

                                                                SHARES OWNED
                                                           ------------------------
             NAME OF BENEFICIAL OWNER                      NUMBER(1)  PERCENTAGE(2)
             ------------------------                      ---------  -------------
             DIRECTORS AND EXECUTIVE OFFICERS:
             Stanley P. Desjardins(3)                      3,273,414       33%
             Donald W. Townsend(4)                           725,449       7%
             Bradley P. Forst(5)                             431,154       4%
             James A. Saunders(6)                            344,880       3%
             James C. Dodd(7)                                  1,800        *
             James C. Withers(8)                              32,400        *
             Robert D. Olliver(9)                             30,356        *
             John M. Leinonen(10)                             21,000        *
             Lon A. Offenbacher(11)                           -0-           *
             All Directors and Officers as a group         4,860,453       42%
             (9 persons)

             5% STOCKHOLDERS:                                527,300      5.3%

             Scudder Kemper Investments, Inc(12)


-------------------

(1) An * indicates ownership of less than 1% of the outstanding Common Stock. The number of shares shown in the table, including the notes thereto, have been rounded to the nearest whole share. Includes, when applicable, shares owned of record by such person's spouse and by other related individuals, trusts, and entities over whose shares of Common Stock such person has custody, voting control or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of April 1, 1999 by the exercise of stock options.

(2) The percentages shown include the shares of Common Stock which the person will have the right to acquire within 60 days of April 1, 1999. In calculating the percentage of ownership, all shares of Common Stock which the identified person will have the right to acquire within 60 days of April 1, 1999, upon the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) The address of Mr. Desjardins and all other Directors and executive officers is 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004.

(4) Includes options to purchase 679,800 shares of Common Stock, which are presently exercisable.

(5) Includes options to purchase 430,000 shares of Common Stock, which are presently exercisable.

(6) Includes options to purchase 340,000 shares of Common Stock, which are presently exercisable.

(7) Mr. Dodd holds options to purchase 150,000 shares of Common Stock, which are not exercisable until 2000.

(8) Includes options to purchase 31,500 shares of Common Stock, which are presently exercisable.

(9) Includes options to purchase 29,187 shares of Common Stock, which are presently exercisable.

(10) Includes options to purchase 21,000 shares of Common Stock, which are presently exercisable.

(11) Mr. Offenbacher is precluded by the policy of his employer from owning options or stock in companies in which its employees are directors.

(12) Scudder Kemper Investments, Inc. has filed a Schedule 13G ownership statement with the SEC. The address of Scudder Kemper Investments, Inc. is 345 Park Avenue, New York, New York 10154.


                                 PROPOSAL NO. 1
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Company's Board of Directors, acting upon the recommendation of its Audit Committee, has selected and is submitting to Stockholders for their confirmation the appointment of Deloitte & Touche, LLP, as auditors for the Company for its current fiscal year ending December 31, 1999. The approval of the Stockholders is being sought because of the importance of independent public accountants in a publicly held corporation. If the Stockholders do not approve the appointment of Deloitte & Touche, the Company's Board of Directors will reconsider its selection of independent accountants.

          For the year ended December 31, 1998, Deloitte & Touche provided audit services to the Company, including examination of the annual consolidated financial statements of the Company, review of unaudited quarterly financial information, assistance and consultation to the Audit Committee of the Board of Directors, and services in connection with filing the Company's Reports to the Securities and Exchange Commission ("SEC") on Forms 10-Q and 10-K, and other filings with the SEC, and consultation in connection with various audit-related and accounting matters.

          Each year, the Audit Committee will review and approve in advance the scope of the annual audit by the Company's independent accountants. The Audit Committee will also be advised of significant non-audit professional services provided by such accountants to assess whether the rendering of such services would impair the independence of the firm.

         It is intended that the proxies will be voted in favor of ratifying the selection of the Company's independent accountants unless instructions to the contrary are indicated on the accompanying proxy form.


                                 PROPOSAL NO. 2
                              ELECTION OF DIRECTORS

         The Articles of Incorporation of the Company provide for a Board of Directors of not less than two nor more than fifteen members, which number may be altered as provided in the Company's bylaws. Vacancies occurring during a term may be filled by the Company's Board of Directors for the remainder of the full term. The Board members are classified. Classification results in the Company "staggering" the terms of members of the Board of Directors so that only a portion of the Directors are elected at each Annual Meeting of Stockholders. Directors serve for a three year term.

         Mr. Forst and Mr. Withers were elected at the Annual Stockholders Meeting in 1998 for a term expiring in 1999. They have been nominated for re-election. Mr. James F. Smith was elected at the Annual Meeting of Stockholders in 1998 for a term expiring in 1999. Mr. Smith determined not to stand for re-election. Accordingly, at its meeting on March 24, 1999, the Board nominated Mr. S. Thomas Emerson to stand for election in 1999. In 1998 Mr. Dean Borgman was nominated and elected to a new Board seat. Subsequently, Mr. Borgman accepted a position as CEO of a corporation with whom the Company does business and, to avoid any potential conflict, Mr. Borgman resigned in the fall of 1998. Mr. Scott E. Miller, a Director since 1995 also resigned in 1998 for personal reasons. No individuals are nominated to fill the Board seats vacated by Messrs. Borgman and Miller. In February, 1999, Sean K. Nolen resigned his position as Executive Vice President, Chief Financial Officer, and Director. At that time, Mr. James A. Saunders, the Company's Executive Vice President and Chief Operating Officer was elected by the Board to fill the vacancy created by Mr. Nolen's resignation. Mr. Saunders succeeds to the term of Mr. Nolen which expires in 2000. However, Arizona law requires that Mr. Saunders' election be confirmed at the next Annual Stockholders Meeting following his appointment to fill a vacancy. Accordingly, the Board of Directors has nominated Mr. Saunders for a term expiring in 2000 and the other following individuals for election as a class of Directors for a three year term expiring in 2002:

                                    Bradley P. Forst
                                    James C. Withers
                                    S. Thomas Emerson

         Pursuant to the provisions of Arizona General Corporation Law, at each election for Directors, every Stockholder is entitled to cumulative voting at such election and thus has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number that his shares equal, or by distributing such vote on the same principle among any number of such candidates.

         It is intended that the proxies will be voted for the nominees or for a substitute nominee, in the case of any nominee who becomes unavailable, on a pro rata noncumulative basis among the nominees unless instructions to the contrary are indicated on the proxy form.

          The Board of Directors, assuming election of the slate, is classified as follows:


      TERM EXPIRING 2000       TERM EXPIRING 2001         TERM EXPIRING 2002
      ------------------       ------------------         ------------------

      Robert D. Olliver         Lon A. Offenbacher         James C. Withers
      John M. Leinonen          Stanley P. Desjardins      Bradley P. Forst
      James A. Saunders         Donald W. Townsend         S. Thomas Emerson



THE BOARD OF DIRECTORS AND NOMINEES

          The following table sets forth certain information about the individuals who are nominated for election as Directors, or are currently serving as Directors, and includes additional information about the Company's Named Executive Officers.


                 NAME                AGE                 POSITION
                 ----                ---                 --------
       Stanley P. Desjardins         68      Chairman of the Board of Directors
       Donald W. Townsend            59      Chief Executive Officer, President and Director
       Bradley P. Forst              45      Executive Vice President, General Counsel, Secretary
                                             and Director
       James A. Saunders             40      Executive Vice President, Chief Operating Officer,
                                             Director
       James C. Dodd                 56      Executive Vice President, Chief Financial Officer,
                                             and Treasurer
       James C. Withers              65      Director
       Robert D. Olliver             72      Director
       John M. Leinonen              61      Director
       Lon A. Offenbacher            45      Director
       S. Thomas Emerson             58      Nominee for Director


         Stanley P. Desjardins. Mr. Desjardins founded the Company in 1975 and has served as its Chairman since that time. He was President from 1975 until October 1994. Mr. Desjardins pioneered crashworthy seating technology for the United States armed forces and continues to work on technology development as a recognized world expert in the field. He has approximately 40 years of experience in research and development of aerospace systems and components, including over 30 years in research and development of technology for improving survival in vehicle crashes. Prior to forming the Company, Mr. Desjardins was Manager of Aircraft Safety for a division of Ultrasytems, Inc., where he managed research programs involving the crashworthiness of aircraft seating and restraint systems. From 1958 to 1968, he held various positions in missile programs with Thiokol Chemical Corporation. His work has resulted in several United States patents related to energy-absorption and rocket nozzle design. He is the author or co-author of 26 technical articles related to his research. Mr. Desjardins is a member of the American Helicopter Society, the Survival and Flight Equipment Association, the Arizona Innovation Network, The Center for Aerospace Safety Education, and The Governor's Science and Technology Council (Arizona).

         Donald W. Townsend. Mr. Townsend has served as Chief Executive Officer of the Company since

December 1998 and President since October 1994. He was Executive Vice President from 1989 to 1994, Treasurer and Secretary from 1986 until 1994, and has been a Director since 1989. Prior to joining the Company in 1985, Mr. Townsend was employed by Walled Lake Door Company, a manufacturer of wooden doors, in positions as Vice President of Finance, Chief Financial Officer, Director, and Controller. Mr. Townsend is a Certified Public Accountant.

         Bradley P. Forst. Mr. Forst joined the Company as Vice President, General Counsel, Secretary, and as a Director in 1995. Prior to joining the Company, Mr. Forst was engaged in the private practice of law in Phoenix, Arizona, from 1985 to 1995. Included among his clients was the Company, for whom he provided corporate, finance, and securities legal services for a number of years. Prior to entering private practice in Phoenix, Mr. Forst was an attorney in the head office legal department of Shell Oil Company based in Houston, Texas. Mr. Forst received his J.D. in 1978 and his LL.M. from Columbia University School of Law in 1981.

         James A. Saunders. Mr. Saunders has served as Executive Vice President and Chief Operating Officer of the Company since January 1999 and as a Director since February 1999. From 1995 until his appointment as Chief Operating Officer, Mr. Saunders was president of Simula Automotive Safety Devices, Inc. From 1989 to 1995, Mr. Saunders was president of Southtech, Inc., a subsidiary of the Company which was sold to Unocal Corporation in 1995.

         James C. Dodd. Mr. Dodd was named Executive Vice President and Chief Financial Officer in February 1999. Mr. Dodd served from 1996 to 1999 as CFO and Chief Operating Officer of Crown Point Publishing, Inc., publisher of The Red Chip Review. Prior to joining Crown Point Publishing in 1996, Mr. Dodd spent five years as Senior Vice President and CFO of Market International, a manufacturer of ski bindings and clothing. Mr. Dodd began his career with Arthur Andersen in Portland, Oregon in 1968, where he was a partner for 10 years before leaving the firm.

         James C. Withers. Mr. Withers has served as a Director of the Company since its initial public offering in 1992. Mr. Withers is the Chief Executive Officer of Materials and Electrochemical Research Corporation based in Tucson, Arizona. He has served in that capacity since 1985. From 1986 to 1988, Mr. Withers was President and Chief Executive Officer of Keramont Research Corporation, also based in Tucson, Arizona.

         Robert D. Olliver. Mr. Olliver has served as a Director of the Company since its initial public offering in 1992. Mr. Olliver is the Director of Risk Management Services for Acordia of Arizona, based in Phoenix, Arizona. Mr. Olliver has over 48 years experience in the insurance business. Mr. Olliver, through his affiliates, has been the general agent for the Company's insurance programs since 1987.

         John M. Leinonen. Mr. Leinonen is Vice President, Automotive Business Development, for Exponent Failure Analysis Associates, Inc., an analytical, testing, and safety engineering services firm. From 1960 to 1995, Mr. Leinonen was employed by Ford Motor Company, where for over a 22 year period he directed all activities in Ford's automotive safety office, including vehicle safety assurance, safety regulations and planning, and production vehicle safety and compliance. Mr. Leinonen was President of the Society of Automotive Engineers ("SAE") in 1995, and has served six years as a member of SAE's Board of Directors. Mr. Leinonen is a Registered Professional Engineer.

         Lon A. Offenbacher. Mr. Offenbacher has been a Director since September 1998. He is Product Line Director-Occupant Protection Systems for Delphi Automotive Systems. Mr. Offenbacher has numerous years experience in development, engineering, and supply of automotive components and systems. He serves as Vice Chairman of the Automotive Occupant Restraint Council, an industry trade association.

         S. Thomas Emerson. Dr. Emerson is President and CEO of the Arizona Technology Incubator ("ATI") based in Scottsdale, Arizona. ATI is a public/private partnership which guides and mentors promising high technology companies. From 1992 to 1998 he was President, CEO, and Chairman of Xantel Corporation. Xantel is a provider of software products for computer telephone integration systems. From 1984 to 1992, Dr. Emerson was President, CEO, and Chairman of Syntellect Inc. Syntellect is a manufacturer of voice processing systems for computer and telephone communications. He holds degrees in physics from the Massachusetts Institute of Technology and Rice University.


DIRECTOR COMPENSATION

         Directors who are not executive officers receive $5,000 annual cash compensation for their services in that capacity to cover expenses. Directors who are executive officers do not receive such additional compensation for their services as Directors. Outside Directors are also awarded options to purchase 15,000 shares upon commencement of service on the Board and 3,000 additional shares on an annual basis thereafter.


BUSINESS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1998, the Company's Board of Directors held four meetings. All Directors were present at all meetings except Mr. Withers, who was present for three meetings, and Mr. Offenbacher who was elected in August attended two meetings.


AUDIT COMMITTEE

         The Company's Audit Committee is comprised of Messrs. Withers, Olliver, Leinonen, and Offenbacher, all of whom are outside (non-employee) Directors. The functions of the Audit Committee are to receive reports with respect to loss contingencies, the public disclosure of which may be required; the annual review and examination of those matters that relate to a financial and performance audit of the Company's employee benefit plans; to recommend to the Company's Board of Directors the selection, retention and termination of the Company's independent accountants; to review the professional services, proposed fees and independence of such accountants; and to provide for the periodic review and examination of management performance in selected aspects of corporate responsibility. The Audit Committee held two meetings during the fiscal year ended December 31, 1998.


COMPENSATION COMMITTEE

         The Company's Compensation Committee consists of Messrs. Withers, Olliver, Offenbacher, and Leinonen, all of whom are outside (non-employee) Directors. The functions of the Compensation

Committee are to review annually the performance of the Chief Executive Officer and other executive officers and to set and review compensation. Additionally, the Compensation Committee's role is to review compensation of outside Directors for service on the Company's Board of Directors and for service on committees of the Company's Board of Directors, and to review the level and extent of applicable benefits provided by the Company with respect to health and medical coverage, stock options and other stock plans and benefits. The Compensation Committee held two formal meetings during the fiscal year ended December 31, 1998. See "Report Of The Compensation Committee" and "Interlocks and Insider Participation" in the following sections.


NOMINATING COMMITTEE

         The Nominating Committee consists of Messrs. Forst, Olliver, and Desjardins. The Committee's duties are to identify and propose candidates for Board seats and vacancies.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each director and executive officer of the Company, and each person who owns more than ten percent (10%) of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the "SEC") reports of ownership and reports of change of ownership of equity securities of the Company. Officers, Directors, and 10% stockholders are required by the SEC to furnish the Company with copies of all
Section 16(a) forms they file. The Company is required to report in this report, any failure of its Directors and executive officers to file by the relevant due date, any of these reports during the Company's fiscal year. To the Company's knowledge, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 1998.


LIMITATION ON LIABILITY OF DIRECTORS

         The General Corporation Law of the State of Arizona, under which the Company is organized, was amended in full effective January 1, 1996. Subsequent to such modification of the Arizona Corporate Code, the Company, through resolution of its Board of Directors and approval of its Stockholders at the 1996 Annual Meeting, amended and restated its Articles of Incorporation, providing for the limitation or elimination of potential monetary liability of Directors of the Company to the fullest extent permitted by Arizona law. The Arizona Corporate Code limits or eliminates the liability of a director of a corporation for money damages in any action taken or not taken as a director in all instances except (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its Stockholders; (iii) the making of unlawful distributions; and
(iv) intentional violations of criminal law.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Board of Directors has a policy that provides that all transactions between the Company and its executive officers, Directors, employees and affiliates are subject to the approval of a majority of disinterested Directors of the Board of Directors and will be on terms that are no less favorable to the Company than those that could be negotiated with unaffiliated parties.

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is comprised of four outside (non-employee) Directors. The compensation of the Company's CEO is set by the Committee and the compensation of other Named Executive Officers is reviewed by the Committee. The Committee's objectives are to assure that executive compensation is competitive and that compensation is aligned with increases in Stockholder value.

         In assessing compensation the Committee has relied upon the report of an independent compensation consulting firm retained in 1995 to provide advice to the Committee with respect to structuring executive compensation. Additionally, in recent years the Committee has instructed the Company's finance department to provide publicly filed documents and independent compensation surveys and prepare an analysis of compensation levels in a peer group of companies of similar size, lines of business, and geographic area. Based upon the reports described above, the Committee believes that to achieve a level of a competitive total compensation several methods should be utilized including, opportunities for equity ownership; employment agreements; death benefits; and, change of control protections.

         Until 1998 executive compensation remained unchanged from 1995 levels. No compensation increases were given in 1995, 1996, or 1997. Similarly, no cash bonuses were paid in those years. In 1998 the Committee determined that compensation increases were appropriate. In the fourth quarter base compensation was increased and a bonus was paid to recognize that no compensation increases had been given in prior years. This was a one-time bonus and such bonuses are not routine. These changes were made in spite of the fact that the Compensation Committee views the financial results of the Company as below expectations. However, notwithstanding financial results, compensation was not competitive and consideration was given to, among other things, the following: (a) competitive compensation by industry; (b) competitive compensation by company size and complexity; (c) performance of tasks beyond respective job descriptions and titles; (d) achievement of record revenues for the Company; (e) management of significant investments in new products; (f) based on experience with the loss of an executive, the cost of recruiting and/or replacing members of executive management; and (g) the fact that the great majority of the stock options owned by management were not in the money and no option repricing was done.

         As to the second objective of the Committee to align compensation with increases in shareholder value, the Committee believes that stock options continue to motivate executives to serve the Company in a manner that will provide the best overall long-term return to the Company's stockholders. The Committee believes it is beneficial to grant stock options to executives in order to provide motivation for future performance to achieve increases in shareholder value. The Compensation Committee approved the grant stock options in January of 1998, consistent with this objective.

         In 1996, the Committee authorized the purchase of key-man life insurance for key members of management. These policies provide that in the event of death during the term of employment, a portion of the death benefit proceeds will be paid to the Company and portion to the employee's designated beneficiary.

         To supplement compensation and in the interest of furthering the Company's ability to attract and retain quality managers, the Compensation Committee also continues to favor agreements which provide for employment protection, and separately provide for severance pay, immediate vesting and liquidation of stock options, and tax assistance in the event of a change in control of the Company. Messrs. Townsend, Saunders, and Forst have change of control agreements with the Company. Similarly, Messrs. Townsend, Saunders, and Forst have employment contracts with the Company. The terms of the change of control and employment agreements currently in place are disclosed herein under the section "EXECUTIVE COMPENSATION -- Employment and Related Agreements."


                         Robert D. Olliver
                         James C. Withers
                         John C. Leinonen
                         Lon A. Offenbacher

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation received by the Company's "Named Executive Officers" as defined by SEC Regulation S-K 402(a)3, comprised of the Chief Executive Officer and each other person who is an executive officer of the Company whose total remuneration exceeded $100,000 for services rendered in all capacities to the Company during the last three fiscal years.

         Sean K. Nolen was a Named Executive Officer at December 31, 1998. He left the Company in February 1999. James A. Saunders has been employed by the Company's affiliates since 1989. He became a Named Executive Officer on January 1, 1999.

                                                                                              LONG TERM
                                                                                            COMPENSATION     ALL OTHER
                                                                               AWARD       COMPENSATION(4)
                                                    ANNUAL COMPENSATION     ------------   ---------------
                                             ------------------------------------            SECURITIES
                                                                            OTHER ANNUAL     UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR   SALARY(1)    BONUS      COMPENSATION(2)    OPTIONS
---------------------------                  ----   ---------    -----      ---------------    -------
Stanley P. Desjardins                        1998    $200,000
Chairman of the Board                        1997     200,000
                                             1996     200,000

Donald W. Townsend                           1998    $228,000  $64,000(3)                        125,000      $10,500
President                                    1997     200,000          -                         238,200       10,500
Chief Executive Officer                      1996     200,000          -   Tax Assistance(2)      70,000

James A. Saunders                            1998    $148,000  $12,000(3)                         80,000       $1,400
Executive Vice President
Chief Operating Officer

Bradley P. Forst                             1998    $165,000  $45,000(3)                         80,000       $4,900
Executive Vice President                     1997     140,000          -                          93,750        4,900
General Counsel and Secretary                1996     140,000          -                          50,000


Sean K. Nolen                                1998    $148,000  $38,000(3)                         80,000
Executive Vice President                     1997     120,000          -                         150,000
Chief Financial Officer and Treasurer        1996     120,000          -                           5,000

------------

(1) In addition to salary, nominal amounts are contributed by the Company to the 401(k) accounts of Named Executive Officers. See "Executive Compensation -- 401(k) Profit Sharing Plan."

(2) In 1995, the Compensation Committee adopted policies to encourage executive management of the Company to exercise stock options and thereby become equity owners of the Company. In order to exercise such options, members of management were required to sell such underlying shares in the market to provide the funds to pay for the option exercises. Because of the immediate exercise and sale, incentive tax aspects of the options, under relevant IRS rules, were eliminated. Accordingly, taxes on such sales were immediately due and payable. As part of the policy, the Committee determined to pay such taxes for the accounts of the executives. Such payments by the Company were fully deductible as a compensation expense and such amounts did not accrue to the individuals, but were paid to state and federal taxing authorities. The amount of such tax assistance on behalf of Mr. Townsend was $211,500 for 1996. The Committee no longer follows this policy and similar payments have not been made since 1996.

(3) This represented a one-time bonus to compensate for salary adjustments deferred in the prior three years. See "Report of Compensation Committee."

(4)      Consists of term life insurance premiums.

STOCK OPTIONS AND BENEFIT PLANS

     Stock Option Plans

         In 1992, the Company adopted the Simula 1992 Stock Option Plan. The 1992 Plan provided for the issuance of up to 360,000 shares of the Company's Common Stock pursuant to grants made under the Plan. In August 1994, the Board of Directors adopted the 1994 Stock Option Plan, which was subsequently approved by the Stockholders of the Company at the Annual Meeting in June 1995. The 1994 Plan reserved up to 2,500,000 shares of Common Stock for issuance under the Plan. Through December 31, 1998, a total of 2,348,592 options had been granted pursuant to the 1994 Plan and all options had been granted under the 1992 Plan.

         The 1992 and 1994 Plans were amended in 1998 to conform to current law, regulations, trends, and the terms of the 1999 Incentive Compensation Option Plan proposed in this proxy statement for approval by Stockholders. Except as to the number of shares reserved for issuance under the 1992 Plan and the 1994 Plan, respectively, the provisions, terms and conditions of the two Plans are substantially the same as in the proposed 1999 Plan. Stockholders accordingly should refer to Proposal No. 3 for details on option Plans.


     1992 Restricted Stock Plan

         In February 1992, the Company adopted the 1992 Restricted Stock Plan ("Restricted Stock Plan") authorizing the Company to grant to key employees of the Company and other individuals who provide services to the Company an aggregate of 19,500 shares of Common Stock. The Restricted Stock Plan is intended to allow the Company to provide awards of Common Stock to long-term employees who have provided valuable past services to the Company. The Restricted Stock Plan authorizes disinterested members of the Board of Directors to determine the persons to whom the restricted stock plan will be granted and the terms and conditions and restrictions of such awards. As of the date of this Proxy Statement, 4,623 shares have been issued under the Restricted Stock Plan.


     Options Repricing

         The Company has never repriced options for any Named Executive Officer or member of the Board of Directors. The outstanding options of other employees were repriced effective December 1, 1998 to $7.00. The Company believes that this provides an incentive to its key employees to achieve corporate goals.


     Options Granted under Plans

         In fiscal 1998, the Board of Directors granted a total of 676,517 incentive stock options under the Plans. The following table sets forth information regarding options granted in 1998 to Named Executive Officers identified in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                                                                                               POTENTIAL REALIZABLE
                                                    PERCENT OF                                   VALUE AT ASSUMED
                                    NUMBER OF         TOTAL                                   ANNUAL RATES
                                    SECURITIES        OPTIONS      EXERCISE                        OF STOCK PRICE
                                    UNDERLYING      GRANTED TO       OR BASE                      APPRECIATION FOR
                                      OPTIONS     EMPLOYEES IN       PRICE      EXPIRATION        OPTION TERM(1)
NAME                                  GRANTED      FISCAL YEAR        ($/SH)     DATE           5%($)       10%($)
----                               -----------     ------------  -----------    ----------    ----------    ----------
Donald W. Townsend                     125,000          18%           $14.125     2008        $2,876,017    $4,579,577
James A. Saunders                       80,000          12%            14.125     2008         1,840,651     2,930,929
Bradley P. Forst                        80,000          12%            14.125     2008         1,840,651     2,930,929
Sean K. Nolen                           80,000          12%            14.125     2008         1,840,651     2,930,929

-------------

(1) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved. Further, the number shown is the gross dollar value of the Common Stock, but does not give effect to the payment of the purchase price to exercise the option, and thus does not represent the net value or net gain, and does not reflect the taxes payable on such gain.


                         FISCAL YEAR END OPTIONS VALUES

                                                  NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-THE-MONEY
                                                OPTIONS AT FISCAL YEAR END          OPTIONS AT FISCAL YEAR END
                   NAME                       (#) EXERCISABLE/UNEXERCISABLE       ($)(1)EXERCISABLE/UNEXERCISABLE
                   ----                       -----------------------------       -------------------------------
Donald W. Townsend                                     529,800/-0-                            $12,199
James A. Saunders                                      190,000/-0-                              -0-
Bradley P. Forst                                       280,000/-0-                              -0-
Sean K. Nolen                                          255,000/-0-                              -0-

----------

(1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the Company's Common Stock on December 31, 1998 ($7.25 per share) and the exercise prices for both exercisable and unexercisable shares.


DEFINED BENEFIT PENSION PLAN

         The Company adopted a non-contributory defined benefit pension plan as of November 1, 1980. To be eligible, participants must have completed six months of continuous service and have attained the age of 21. Benefits are based on the length of service and the participants' final pay (averaged over the five highest consecutive years of his last ten years of participation). The Company makes contributions to the plan based on actuarially-determined amounts. Mr. Desjardins and Mr. Townsend are participants in the plan consistent with the normal terms and conditions of the plan.

         The following table sets forth the estimated annual benefits payable on retirement for specified earnings and years of service categories for participants.

                               PENSION PLAN TABLE

                                                        YEARS OF SERVICE(1)
                               -----------------------------------------------------------------------------
        REMUNERATION               15              20              25               30              35
    ----------------------     -----------     -----------    -------------     ------------    ------------
             $50,000              $17,500         $17,500          $17,500          $17,500        $17,500
              75,000               26,250          26,250           26,250           26,250         26,250
             100,000               35,000          35,000           35,000           35,000         35,000
             150,000               52,500          52,500           52,500           52,500         52,500
             200,000               70,000          70,000           70,000           70,000         70,000

--------------

(1) As of December 31, 1998, Mr. Desjardins' and Mr. Townsend's credited years of service are 18 and 13, respectively.

(2) Benefits are calculated on a straight-life annuity basis. The compensation covered by the retirement plan includes all wages and salaries but excludes bonuses. Benefits under the retirement plan are not subject to deduction for Social Security or other offset amounts.


401(k) PROFIT SHARING PLAN

         The Company's 401(k) Profit Sharing Plan (the "PSP") is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. The PSP was adopted effective November 1, 1989. The PSP is administered under a trust, and the Company's Directors are currently serving as its trustees. All employees of the Company who are 21 years or older, including its executive officers, are eligible to participate in the PSP after six months of employment with the Company.

         Under the PSP, participating employees have the right to elect their contributions to the PSP be made from reductions from compensation owed to them by the Company. In addition, the Company at its discretion can make contributions to the PSP of a percentage of a participant's annual compensation. Participating employees are entitled to full distribution of their share of the Company's contributions under the PSP upon death, disability or when they reach retirement age. If their employment is terminated earlier, their share of the Company's contributions will depend on the number of years of employment with the Company. All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company's and the employee's contributions, they may receive investment earnings related to the funds in their account under this plan.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee consists of Messrs. Miller, Olliver and Withers, all of whom are outside Directors for purposes of administering the stock option plans under SEC Rule 16(b)(3). There were no interlocks among the Compensation Committee or named executive officers of other corporations or compensation committees.

EMPLOYEE STOCK PURCHASE PLAN

         The Company maintains an Employee Stock Purchase Plan ("ESPP" or "Plan"). The ESPP provides eligible employees with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions. The purpose of the Plan is to provide incentive to employees of the Company to perform in a manner which enhances the value of the Company's Common Stock by providing a direct ownership stake in the Company's performance.

         The ESPP reserves 400,000 shares of the Company's Common Stock to be issued to employees eligible to participate in the Plan. Employees of the Company and its subsidiaries are eligible to participate in the Plan following 30 days of continuous service with the Company, provided that such employees work in excess of 20 hours per week and greater than five months per calendar year. The Company, at its discretion, need not include all of its operating subsidiaries in the ESPP.

         Eligible employees invest in the Plan through regular payroll deductions of up to 10% of their gross earnings, deducted net of taxes, for each semi-annual period of participation, provided that no employee may purchase greater than $25,000 worth of the Company's Common Stock in any given calendar year. Payroll deductions are credited to an account established in each participating employee's name and shares of the Company's Common Stock are automatically purchased on behalf of participating employees on the last business day of each semi-annual period of participation at the lesser of (i) 85% of the market price per share of Common Stock on an individual's entry date into the Plan (subject to certain limitations), or (ii) 85% of the market price per share on the semi-annual purchase date.

         The Company commenced operation of the ESPP on October 1, 1996. The Plan provides for semi-annual purchase dates to occur on March 31 and September 30 of each year.


EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     Employment Agreements

         Since 1992, the Company has had an employment agreement with Mr. Donald Townsend. Upon the approval of the Compensation Committee, the Company renewed the agreement, on substantially the same terms, with Mr. Townsend effective January 1, 1998 (the "Agreement"). The Agreement is designed to assure that the Company will have the continued employment and dedication of Mr. Townsend as its President and Chief Executive Officer.

         Unless earlier terminated as described below, the Agreement is effective for a term of five years. At the end of the first year of the Agreement and every year thereafter, the Agreement will be automatically renewed for a continuous five year term unless terminated by the Company for cause, or death or disability, or by Townsend for good reason. Townsend's base salary is subject to review and upward adjustment by the Compensation Committee of the Company's Board of Directors on an annual basis. In addition to such base salary, the Agreement provides that Townsend be entitled to participate in any and all additional compensation or benefit plans now in place or later adopted, such as annual bonus or option plans; incentive, savings and retirement plans; and welfare benefit plans. See "Executive Compensation - Stock Option and Benefit Plans.

         The Agreement provides that in the event Townsend is terminated for reasons other than for cause, or death or disability, or the Agreement is terminated by Townsend for good reason, Townsend will be entitled to receive a lump sum cash payment consisting of: (i) the annual base salary compensation which would have been payable to Townsend over the remaining term of the Agreement, as it may have been renewed, had the Agreement not been so terminated; (ii) any declared and accrued, but unpaid, bonus or stock option grant (whether or not vested); (iii) other benefits including accrued vacation pay, and amounts under the Company's benefit and retirement plans. The Agreement provides that in the event it is terminated by Townsend's death, without further obligation the Company will transfer to Townsend's estate all accrued compensation to date, stock options and retirement and other benefits, such as life insurance proceeds, as applicable under the Company's various plans as then in effect. In the event the Agreement is terminated on account of Townsend's disability, the Company will pay to Townsend all accrued salary and bonuses and other benefits through the date of termination, and provide for the vesting and non-forfeiture of all granted stock options. In addition, the Company will continue to pay Townsend a salary amount equal to the difference between Townsend's salary then in effect under the Agreement and the proceeds received by him from disability insurance. In the event the Agreement is terminated for cause, Townsend will only be entitled to receive the salary and bonuses and those benefits accrued as of the date of termination. In addition to the foregoing, the Agreement provides that in the event that it is determined that any payment under the Agreement be subject to the payment by Townsend of the excise tax imposed by Section 4999 of the Internal Revenue Code or parallel state or local tax laws, Townsend will be entitled to receive from the Company an additional "gross-up" payment in an amount equal to the excise tax and all related penalties, interest and other charges.

         The Agreement prohibits Townsend from competing with the Company during his employment and for a period of thirty (30) months following his termination of employment with the Company. The Agreement also provides for continuing duties on Townsend's part regarding the non-disclosure and confidentiality of the Company's proprietary information.

         In addition to the Townsend Agreement, effective January 1, 1998 the Company entered into employment agreements with Messrs. Forst and Saunders. Such agreements have differing salary levels, but are otherwise on the identical terms as described above for the Townsend Agreement. The Forst and Saunders agreements are for a term of three years, and are similarly renewable.

     Change of Control Agreements

         In addition to employment agreements, the Company has also entered into change of control agreements with Messrs. Townsend, Forst, and Saunders. The objectives of the agreements are to attract and retain qualified executives, encourage key management personnel to devote full attention to the Company's business in the event a third party expresses an intention to acquire or merge with the Company, and to provide compensation in the event of termination of employment of such an individual upon a change of control of the Company. The agreements are effective for the duration of the employee's employment and terminate only upon the employee's termination of employment with the Company. "Change of control" means the occurrence of any of the following events: (i) when any person acquires, directly or indirectly, beneficial ownership of more than 20% of the Company's Common Stock; (ii) a change in the membership of a majority of the Board of Directors in one or more contested elections; (iii) a merger or consolidation where voting power of the Company's securities changes or the Company is not the surviving corporation; or, (iv) the sale, transfer, or other disposition in one or more transactions, of all or substantially all of the assets of the Company. In the event of such a change of control, covered employees who are terminated by the acquiring person within one year, or voluntarily resign within 180 days, after the effective date of the change of control, will receive compensation and benefits including: (i) a multiple of their then current annual base salary, plus the equivalent dollar value of all benefits, such multiple being in a range from 3 to 5 depending on such individual's position; (ii) immediate vesting of all stock options, which will then at the employee's election be exercised and paid for by the Company or the acquiring person on the employee's behalf; and (iii) tax assistance and gross-up payments to supply the funds necessary for the employee to pay all income and excise taxes resulting from these compensation, benefits, and stock option transactions. See "Executive Compensation - Stock Option Plans."


STOCK PERFORMANCE GRAPH

         The graph on the following page shows the Company's total return to Stockholders compared to three indices over the period of six years from December 31, 1993 through December 31, 1998, the last day of the most recent fiscal year.

         Due to the fact that it is difficult to find a line of business index or peer group index of comparable companies, the indices were selected to represent (i) the stock market as a whole; and (ii) companies with similar market capitalization to the Company.

         The cumulative total return shown on the Stock Performance Graph indicates historical results only, and is not necessarily indicative of future results. The Performance Graph shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                                 PROPOSAL NO. 3
                          APPROVAL OF THE SIMULA, INC.
                        1999 INCENTIVE STOCK OPTION PLAN

General

         Effective March 24, 1999, the Board of Directors adopted the Simula, Inc. 1999 Incentive Stock Option Plan (the "Plan") and directed that the Plan be submitted to the Stockholders of the Company for their approval. The following description of the Plan is qualified in its entirety by reference to the text of the Plan, which is set forth in Appendix A.

Description of the Plan

         Objectives. The objectives of the Plan are to provide an incentive to key employees and others to achieve financial results aimed at increasing Stockholder value and to attract talented individuals to the Company. Accordingly, the Plan reserves up to two million shares of common Stock for issuance to employees, directors, and others, whose services had or may have a significant effect on the success of the Company.

         Types of Options. Two types of options are available under the Plan: incentive stock options and non-qualified stock options. Incentive stock options are tax-favored options that are only available to employees of the Company. Non-qualified options are all options other than incentive stock options.

         Option Term and Exercise Price. For most employees, incentive stock options may be granted for terms of up to ten years at an exercise price at least equal to 100% of the fair market value of the Common Stock on the grant date. For employees owning more than 10% of the Company's stock, however, incentive stock option terms may not exceed five years and the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. The term of all non-qualified options under the Plan is ten years and their exercise price may not be less than 85% of the Company's Common Stock on the grant date.

         Payment of Exercise Price. The Plan provides three alternate methods by which an optionee may be permitted to pay the exercise price of his or her option other than payment by cash. First, an optionee may, if permitted by the Company, tender shares of the Company's Common Stock with a fair market value equal to the exercise price plus any applicable withholding taxes. Second, in what is commonly referred to as a "brokered" or "cashless" exercise, an optionee may borrow an amount equal to the exercise price from a registered broker and repay the broker through the sale of a sufficient number of purchased shares in a same-day sale. Third, in a so-called "immaculate exercise," an optionee may, if permitted by applicable Company procedures, pay the exercise price of an option by receiving a reduced number of shares of Common Stock with a fair market value equal to the option spread on the date preceding the exercise date. An immaculate exercise eliminates the need to resell possibly substantial quantities of Company Common Stock into the market place that exists in a brokered or cashless exercise.

         Reload Options. If an optionee pays his or her option exercise price other than in cash, he or she may be eligible to receive a so-called "reload" option from the Company. The reload option involves the issuance to an optionee of a new option to acquire the same number of shares surrendered in a stock tender, sold in a brokered exercise, or retained by the Company in an immaculate exercise. The reload option has a six month vesting period and terminates on the same date as the option exercised that gave rise to the reload option.

         Disposition -- Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option is a taxable event (although the amount by which the fair market value of the optioned stock exceeds the exercise price increases an optionee's alternative minimum taxable income in the year of exercise). Instead, an optionee recognizes income in the year in which the shares purchased under an incentive stock option are sold or otherwise disposed of. For federal income tax purposes, dispositions of incentive stock options are divided into two categories: qualifying and non-qualifying. A qualifying disposition of the purchased shares occurs if the shares are sold or otherwise disposed of more than two years after the date his or her option was granted and more than one year after the date his or her option was exercised. If either time period is not met, a disqualifying disposition occurs.

         Upon a qualifying disposition, an optionee recognizes long-term capital gain or loss in an amount equal to the amount realized upon the sale or disposition of the shares less the exercise price paid for such shares. Upon a disqualifying disposition, an optionee recognizes ordinary income in the year of the sale or disposition equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price paid for such shares. If the disqualifying disposition is made in an arm's length sale or exchange to an unrelated party, the ordinary income is limited to the excess of
(i) the lesser of the fair market value of the Common Stock on the date of exercise or the amount realized on the sale or exchange over (ii) the exercise price paid for such shares.

         Disposition -- Non-Qualified Options. The taxation of non-qualified options is governed by Section 83 of the Internal Revenue Code. As with incentive stock options, the grant of non-qualified options is not taxable because options to purchase the Company's Common Stock does not have a readily ascertainable fair market value. Unlike incentive stock options, however, the exercise of non-qualified options is a taxable event. In general, an optionee will recognize ordinary income in the year in which he or she exercises a non-qualified option in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price paid for such shares. If the shares purchased by an optionee are subject to the insider trading restrictions of Section 16(b) of the Exchange Act, the taxation of the income may be deferred from the date of exercise until the date the Section 16(b) liability ceases.

         Employer Deduction. In the event of a disqualifying disposition of an incentive stock option or the exercise of a non-qualified option, the Company may generally take an income tax deduction in an amount equal to the amount included in the optionee's income, for the taxable year in which such amount is included in the optionee's income.

         Under Section 162(m) of the Internal Revenue Code, however, publicly-traded companies are denied a tax deduction for compensation exceeding $1 million paid to any top executive in any one year, subject to certain exemptions. The Plan is designed so that incentive stock options and non-qualified options granted thereunder qualify for an exemption to Section 162(m), such that the related amounts of executive compensation attributable to exercises or dispositions of such options remain tax deductible by the Company.

         Administration. The Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to interpret the Plan's provisions, to establish and amend rules for their administration, to determine the types and amounts of awards made pursuant to the Plan, subject to the Plan's limitations.

          It is intended that the proxies will be voted in favor of approving the Simula, Inc. 1999 Incentive Stock Option Plan as set forth in Appendix A to this Proxy Statement, unless contrary instructions are indicated on the proxy form.

                                  OTHER MATTERS

          The Company's Board of Directors is not aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

          Any Stockholder desiring to have a proposal included in the Company's Proxy Statement for its 2000 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to the Company's principal executive offices not later than January 1, 2000.

                                   APPENDIX A

                                   SIMULA, INC
                        1999 INCENTIVE STOCK OPTION PLAN

         1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of responsibility within the Company, to provide additional incentive to Employees of the Company, and to promote the success of the Company's business through the grant to Employees, directors, and others, of options to purchase shares of the Company's Common Stock.

         Options granted hereunder may be either Incentive Stock or Non-Statutory Stock Options, at the discretion of the Committee. The type of options granted shall be reflected in the terms of written Stock Option Agreements.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b)"Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (c) "Common Stock" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended.

                  (d) "Company" shall mean SIMULA, INC., an Arizona corporation, and shall include any parent or subsidiary corporation of the Company as defined in Sections 424 (e) and (f), respectively, of the Code.

                  (e) "Committee" shall mean the Compensation Committee
            appointed by the Board in accordance with paragraph (a) of Section 4 below to administer the Plan.

                  (f) "Employee" shall mean any person, including salaried
            officers and directors, employed by the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (g) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

                  (h) "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the closing price of Common Stock as listed on any public securities exchange, or, in the event the Common Stock is not listed on any public securities exchange, such value as determined by the Committee consistent with applicable rules under Section 422 of the Code.

                  (i) "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (j) "Option" shall mean a stock option granted under the Plan.

                  (k) "Optioned Stock" shall mean the Common Stock subject to an
            Option.

                  (l) "Optionee" shall mean an Employee of the Company who has been granted one or more Options.

                  (m) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (n) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (o) "Plan" shall mean this 1999 Incentive Stock Option Plan, as amended.

                  (p) "Reload Option" shall mean an Option granted pursuant to
            Section 9(e) hereof.

                  (q) "Share" shall mean a share of the Common Stock, as
            adjusted in accordance with Section 11 of the Plan.

                  (r) "Stock Option Agreement" shall mean the written agreement between the Company and the Optionee relating to the grant of an Option.

                  (s) "Subsidiary" shall mean a "subsidiary corporation,"
            whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  (t) "Tax Date" shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an option.

         3. Common Stock Subject to the Plan. Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is two million (2,000,000) Shares, as adjusted from time to time pursuant to the terms of the Plan and applicable law. The Shares may be authorized, but unissued, or previously issued Shares acquired by the Company and held in treasury.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, or if an exercise pursuant to Section 8(b)(iv) results in the issuance of a reduced number of Shares in satisfaction of an Option exercise, the Shares not issued to the Optionee covered by such Option shall, unless the Plan shall have been terminated, be available for future grants of Options.

          Subject to the provisions of Section 11 of the Plan, no Employee shall be granted within any fiscal year of the Company Options which in the aggregate cover more than five hundred thousand (500,000) Shares (the "Section 162(m) Grant Limit").

         4. Administration of the Plan.

                  (a)      Procedure.

                           i) The Plan shall be administered by a Committee of
                  the Board consisting solely of two or more outside directors (the "Committee"). No member of the Committee shall, during service as an administrator, be granted or awarded options, rights, or equity securities under the Plan or under any other plan of the Company or its affiliates except as permitted under Section 8(d) of the Plan or Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A quorum of such Committee shall consist of a majority of the members of such Committee, or as may be otherwise provided in the Company's bylaws. The Plan shall be administered by the Committee in accordance with Rule 16b-3.

                           ii) The Committee shall continue to serve until
                  otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time may any person serve on the Committee if that person's membership would cause the Committee not to satisfy the "disinterested administration" requirements of Rule 16b-3.

                  (b) Powers of the Committee. Subject to the provisions of the
            Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options and Non-Statutory Stock Options in their discretion, or pursuant to one or more formulae; (ii) to determine, upon review of relevant information and in accordance with Section 2 of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees and others to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;
            (v) to interpret the Plan; (vi) to amend the Plan to the extent that such amendment does not require the approval of Shareholders and to prescribe, amend and rescind rules and regulations relating to the Plan, including modifications to conform the Plan to the requirements of the Code and state and federal securities laws, as the same may be amended from time to time; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including pursuant to Section 8(d) and, with the consent of the Optionee thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (x) to accept or reject the election made by an Optionee pursuant to
            Section 17 of the Plan; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c) Effect of Committee's Decision. All decisions,
            determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5.       Eligibility.

                  (a) Consistent with the Plan's purposes, Options may be
            granted only to persons as determined by the Committee or executive officers of the Company on behalf of the Committee. An individual who has been granted an Option may, if he is otherwise eligible, be granted additional Options. Incentive Stock Options may be granted only to those Employees who meet the requirements applicable under
            Section 422 of the Code.

                  (b) Incentive Stock Options and Non-Statutory Stock Options
            granted to Employees and outside directors of the Company under the Plan, unless specifically provided otherwise in the Stock Option Agreement, will be subject to forfeiture until such time as the Optionee has been continuously employed by the Company for one year after the date of the grant of the Options (or in the case of an outside director, served one year thereafter), and may not be exercised prior to such time. Reload Options will be subject to forfeiture until such time as the Optionee has been continuously employed by the Company for six (6) months after the date of the grant of the Reload Options (or in the case of an outside director, served six (6) months thereafter), or such greater period specified in the Stock Option Agreement, and may not be exercised prior to such time. At such time as the Optionee has been continuously employed or engaged by the Company for the applicable period, the foregoing restrictions shall lapse and the Optionee may exercise the Options at any time otherwise consistent with the Plan and the Stock Option Agreement. Notwithstanding the foregoing, Employees or outside directors of the Company who become disabled, as described in Section 9(c), or who die while employed by the Company or within three (3) months thereof, may exercise immediately upon such disability or death themselves or through their estates or heirs.

                  (c) To the extent that the aggregate Fair Market Value of
            Shares with respect to which Incentive Stock Options granted under the Plan and all other plans of the Company and the Parents and Subsidiaries of the Company are exercisable for the first time by an Optionee during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated for federal income tax purposes as Non-Statutory Stock Options.

         6. Shareholder Approval and Effective Date. This Plan was adopted on March 24, 1999 and shall be submitted for approval by Company shareholders on June 17, 1999, and grants may be made hereunder as of the adoption of the Plan. No Option may be granted under the Plan after March 24, 2009; provided, however that the Plan and all outstanding Options shall remain in effect until such Options have expired or until such Options are canceled.

         7. Term of Option. Unless otherwise provided in the Stock Option Agreement, the term of each Option shall be ten (10) years from the date of grant thereof. In no case shall the term of any Option exceed ten (10) years from the date of grant thereof. Notwithstanding the above, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns ten percent (10%) or more of the Common Stock as such amount is calculated under Section 422(b)(6) of the Code ("Ten Percent Shareholder"), the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

         8. Terms and Conditions.

                  (a) Exercise Price. The per Share exercise price for the
            Shares to be issued
            pursuant to exercise of an Option shall be determined by the Committee, but in the case of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant, and in the case of a Non-Statutory Stock Option shall be no less than eighty-five percent (85%) of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Shareholder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                  (b) Payment. The price of an exercised Option and the
            Employee's portion of any taxes attributable to the delivery of Common Stock under the Plan, or portion thereof, shall be paid:

                      i) In United States dollars in cash or by check, bank
                  draft or money order payable to the order of the Company; or

                      ii) At the discretion of the Committee, through the
                  delivery of shares of Common Stock with an aggregate Fair Market Value equal to the option price and withholding taxes, if any; provided, however, that such shares tendered shall have been held by the Optionee a minimum of six (6) months; or

                      iii) In accordance with applicable Company procedures
                  regarding customary "broker" or "cashless" exercises, by directing a third party to sell Shares acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price; or

                      iv) In accordance with applicable Company procedures, by
                  reducing the number of Shares issuable upon such exercise based on the Fair Market Value on the date preceding the date of exercise; or

                      v) At the election of the Optionee pursuant to Section 17
                  and with the consent of the Committee pursuant to Section 4(b)(x), by the Company's retention of such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value on the exercise date equal to the Employee's portion of the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Option by Optionee;

                      vi) At the election of the Optionee and with the consent
                  of the Committee, by the Company's retention of such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value on the exercise date equal to the Optionee's expected aggregate federal, state, local and foreign tax liability, as determined by the Optionee and approved by the Committee, with respect to income generated by the exercise of the Option by the Optionee;

                      vii) By a combination of (i), (ii), (iii), (iv), (v) and
                  (vi) above; or

                      viii) In the manner provided in subsection (c) below.

                  The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate.

                  (c) Financial Assistance to Optionees. The Committee may
            assist Optionees in paying the exercise price of Options granted under this Plan in the following manner:

                      i) The extension of a loan to the Optionee by the Company;
                  or

                      ii) Payment by the Optionee of the exercise price in
                  installments; or

                      iii) A guaranty by the Company of a loan obtained by the
                  Optionee from a third party.

                  The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, and collateral requirements, if any, shall be determined by the Committee, in its sole discretion. Subject to applicable margin requirements, any loans, installment payments or guarantees authorized by the Committee pursuant to the Plan may be granted without security, but the maximum credit available shall not exceed the exercise price for the Shares for which the Option is to be exercised, plus any federal and state income tax liability incurred in connection with the exercise of the Option.

                  (d) Outside Directors Options. Each outside director of the Company (that is, each director who is not also an Employee of the Company and is not affiliated with any entity directly or indirectly owning five percent (5%) or more of any class of stock of the Company) shall be automatically granted Non-Statutory Stock Options for (i) fifteen thousand (15,000) Shares as of his or her appointment or election to the Board and, (ii) three thousand (3,000) Shares on or about the date of each successive Annual Meeting of the Shareholders of the Company, commencing with the Annual Meeting in 1999. Such initial and annually awarded Options shall be granted on the terms and conditions and limitations applicable generally to the grant of Non-Statutory Options under this Plan. The exercise price of such Options shall be one hundred percent (100%) of the Fair Market Value on the date of grant. The provisions of this Plan regarding formula awards to outside directors shall not be amended more than once every six (6) months, other then to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         9.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Committee at the time of grant, an Option may be exercised in whole or in part. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the

         Option is exercised has been received by the company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  Except with respect to Shares not issued to an Optionee pursuant to Section 8(b)(iv), the exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares to which the Option is exercised.

                  (b) Termination of Status as an Employee. If an Employee's employment by the Company is terminated for cause, then any Option held by the Employee shall be immediately canceled upon termination of employment and the Employee shall have no further rights with respect to such Option. Unless otherwise provided in the Stock Option Agreement, if an Employee's employment by the Company is terminated for reasons other than cause, and does not occur due to death or disability, then the Employee may exercise his Option at any time during the term of the Option to the extent that he was entitled to exercise it at the date of such termination, provided that any exercise of an Incentive Stock Option after the period ending three (3) months following an Employee's termination shall be treated as the exercise of a Non-Statutory Stock Option. To the extent that he was not entitled to exercise the Option at the date of such termination, the Option shall terminate.

                  (c) Disability. In the event an Employee is unable to continue his employment with the Company as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Code), he may exercise his Option at any time during the term of the Option to the extent he was entitled to exercise it at the date of such termination, provided that any exercise of an Incentive Stock Option after the period ending one (1) year following an Employee's termination shall be treated as the exercise of a Non-Statutory Stock Option. To the extent that he was not entitled to exercise the Option at the date of termination, the Option shall terminate.

                   (d) Death. If an Employee dies during the term of the Option, the Option may be exercised at any time following the date of death during the term of the Option by the Employee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that an Employee was entitled to exercise the Option on the date of death. To the extent the Employee was not entitled to exercise the Option on the date of death, the Option shall terminate.

                  (e) Reload Options. Pursuant to applicable Company procedures, if an Employee exercises an Option and pays all or a portion of the exercise price pursuant to Section 8(b)(ii), (iii) or (iv), such Employee (either pursuant to the terms of a Stock Option Agreement or pursuant to the exercise of Committee discretion) may be granted a new Option to purchase additional Shares equal to the number of Shares retained by the Company or Shares not issued to the Optionee pursuant to Section 8(b)(iii) in such payment. Such new Option: (i) shall have an exercise price equal to the Fair Market Value per Share on the date it is granted; (ii) shall first be exercisable six (6) months from its date of grant; and (iii) shall terminate on the same date as the termination date of the Options so exercised.

         10. Non-Transferability of Options. Unless otherwise specifically provided in a Stock Option Agreement, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the Section 162(m) Grant Limit, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made, with respect to the number or price of Shares subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.


          If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger of sale of assets, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice (but not later than the expiration of the term of the Option under the Option Agreement), and the Option will terminate upon the expiration of such period.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee (or the executive office administrator) makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided, however, that without further shareholder approval, the Committee's authority hereunder shall be subject to such restrictions as may be required to comply with Section 16(b) of the Exchange Act and Section 162(m) of the Code; provided further that the following revisions or amendments shall require approval of the Shareholders of the Company, to the extent required by law, rule or regulation:

                      i) Any material increase in the number of Shares subject
                  to the Plan, other than in connection with an adjustment under
                  Section 11 of the Plan; or

                      ii) Any material change in the designation of the
                  Employees eligible to be granted Options.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall confer the terms and benefits of the amendment on Options already granted, provided that any termination or amendment adverse to holders of previously granted Options under the Plan shall not affect such previously granted Options, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated; provided further that (i) any amendment constituting a "modification, extension or renewal" under Section 424(h) of the Code and the regulations promulgated thereunder shall not apply to Incentive Stock Options previously granted that have an exercise price less than the Fair Market Value of the Common Stock of the Company on the date of such amendment, (ii) any amendment entailing a new measurement date for financial accounting purposes shall not apply to Options previously granted that have an exercise price less than the Fair Market Value of the Common Stock of the Company on the date of such amendment, and (iii) such Options shall continue to be governed by the Plan as in effect prior to such amendment.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         In the case of an Incentive Stock Option, any Optionee who disposes of Shares of Common Stock acquired upon the exercise of an Option by sale or exchange (a) either within two (2) years after the date of the grant of the Option under which the Common Stock was acquired or (b) within one (1) year after the acquisition of such Shares of Common Stock shall notify the Company of such disposition and of the amount realized upon such disposition.

         15. Reservation of Shares. The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         16. Option Agreement. Options shall be evidenced by Stock Option Agreements in such form as the Committee shall approve.


         17. Withholding Taxes. The Committee, or Company executives on behalf of the Committee, may, in its discretion, condition an Optionee's exercise of an Option on the Optionee's payment to the Company of the Company's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the exercise of such Option by the Optionee (the "Company's Withholding Obligations"). Subject to Section 4(b)(x) of the Plan and prior to the Tax Date, the Optionee may make an irrevocable election to have the Company withhold from those Shares that would otherwise be received upon the exercise of any Option, a number of Shares having a Fair Market Value equal to the minimum amount necessary to satisfy the Company's Withholding Obligations. An Optionee who is also an officer of the Company must make the above described election:


                  (a) at least six months after the date of grant of the Option
            (except in the event of death or disability); and

                  (b) either:


                       i) six months prior to the Tax Date, or

                      ii) prior to the Tax Date and during the period beginning
                  on the third business day following the date the Company releases its quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date.


         18. Miscellaneous Provisions.

                  (a) Plan Expense. Any expense of administering this Plan shall be borne by the Company.

                  (b) Use of Exercise Proceeds. The payment received from
            Optionees from the exercise of Options shall be used for the general corporate purposes of the Company.


                  (c) Construction of Plan. The place of administration of the
            Plan shall be in the State of Arizona, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Arizona without regard to conflict of law principles and, where applicable, in accordance with the Code.

                  (d) Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Common Stock under the Plan from other amounts payable to the Employee after giving the person entitled to receive such Common Stock notice as far in advance as practical, and the Company may defer making delivery of such Common Stock if any such tax may be pending unless and until indemnified to its satisfaction.

                  (e) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suite or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on her or his own behalf.

                  (f) Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

                  (g) No Employment Agreement. The Plan shall not confer upon any Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

                                     PROXY
                                  SIMULA, INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS FOR THE
          1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 17, 1999

     The undersigned hereby appoints Donald W. Townsend and Bradley P. Forst, and each of them, with full power of substitution, as proxies, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Simula, Inc. (the "Company") to be held on Thursday, June 17, 1999 at 9:00 a.m., Mountain Standard Time, and at any adjournment thereof, and to vote all shares of the Company's Common Stock standing in the name of the undersigned on the matters set forth on the reverse side of this card and upon any other matters that may properly come before the meeting or any adjournment thereof as follows:

                     PLEASE DATE, SIGN AND RETURN PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                              /SEE REVERSE SIDE/

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

              --PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED--

A /X/ PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                                    FOR       AGAINST   ABSTAIN
1. Ratification of independent public accountants   /  /        /  /     /  /
   (Deloitte & Touche, LLP)


                            FOR ALL
                    (except vote withheld
                        from the nominees        WITHHOLD
                         listed at right)          ALL
2. Election of four           /  /                 /  /   FOR ALL, except vote withheld from the following nominees:
   directors --
                                                          _________________________________________________________


                                                    FOR       AGAINST   ABSTAIN

Cumulative Votes for one or more nominees as follows:


____ Bradley P. Forst     ____ James A. Saunders    ____ James C. Withers
____ S. Thomas Emerson


3. Approval of 1999 Incentive Compensation         /  /         /  /     /  /
   Option Plan

The Shares represented by this proxy will be voted at the Meeting in accordance with the specifications appearing above. THE SHARES
WILL BE VOTED "FOR" ANY PROPOSAL FOR WHICH NO CONTRARY
SPECIFICATION IS MADE.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY AND
RETURN IT USING THE ENCLOSED ENVELOPE.



SIGNATURE(S)________________________________________ DATE:________________, 1999

Note: Please sign exactly as name appears on the stock certificates. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If stock is held jointly, each owner should sign.